UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2007 (March 8, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 8, 2007, Anthracite Capital, Inc. (the "Company") issued a press release announcing its earnings for the quarterly and full-year periods ended December 31, 2006, a copy of which it is furnishing under this Item 2.02 as Exhibit 99.1.

Item 8.01.	Other Events.

The Company reported the following results on March 8, 2007:

The Company today reported net income available to common stockholders for the fourth quarter of 2006 of $0.47 per share, versus $0.47 per share for the same three-month period in 2005. For the year ended December 31, 2006, net income available to common stockholders was $1.31 per share, compared to net income available to common stockholders of $1.20 for the year ended December 31, 2005. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share info is presented on a diluted basis.)

Based on the $0.29 per share dividend declared on March 6, 2007, and the March 7, 2007 closing price of $11.90, Anthracite’s annualized dividend yield is 9.7%.

Chris Milner, Chief Executive Officer of the Company, stated, “Our investment objectives for 2006 included an expansion of the Company's investment portfolio to include real estate equity investments and to establish a significant presence in the growing European real estate debt markets. During the year, we acquired $375,229 of non-U.S. dollar denominated debt investments and closed the first Euro denominated commercial real estate CDO. In addition, we acquired $754,620 in U.S. dollar denominated investments and closed our sixth U.S. dollar denominated CDO. At year end, the Company owned approximately 26% of Carbon Capital II, Inc., which acquired $452,541 of additional U.S. dollar denominated investments during 2006, and approximately 21% of BlackRock Diamond Property Fund, Inc., which acquired over $574,000 of real estate equity investments. We believe the Company will benefit from the increased diversification and scale of our portfolio. In 2007, we intend to build on this success by capitalizing on our competitive advantage in Europe, expanding our recent investments in Canada and exploring opportunities in Asia. We remain focused on high yield opportunities in the commercial real estate markets and our U.S. efforts continue to be the foundation of our operations.”

Mr. Milner also commented, “During the fourth quarter, the Company also executed a very successful sale of commercial mortgage-backed securities with a face value of $105,000 at a $28,500 gain. These bonds had experienced numerous credit upgrades and benefited from over 475 basis points of spread tightening.”

Commercial Real Estate Investment Activity
During the fourth quarter of 2006, the Company purchased a total of $173,756 of commercial real estate assets, which included $65,500 of non-U.S. dollar denominated assets. Commercial real estate assets purchased consisted of $89,957 of commercial mortgage-backed securities (“CMBS”), $60,600 of commercial real estate loans, and $23,199 of investment grade REIT debt. Carbon Capital II, Inc. (“Carbon II”) added over $186,500 of additional U.S. dollar denominated investments during the fourth quarter and BlackRock Diamond Property Fund, Inc. (“BlackRock Diamond”) added over $235,000 of real estate equity investments. The Company sold CMBS with an adjusted purchase price of $90,046 and investment grade REIT debt with an adjusted purchase price of $23,339. In addition, $56,880 of commercial real estate loans paid off during the fourth quarter of 2006.

Capital Markets Activity
Long-Term Liabilities:
During October 2006, the Company issued $75,000 of senior unsecured notes due in 2016 with a weighted average cost of funds of 7.21%. The senior unsecured notes can be redeemed in whole by the Company subject to certain provisions, which could include the payment of fees. This was the Company’s first unsecured debt offering.

On December 14, 2006, the Company closed Euro CDO 2006-1 (the “Euro CDO”), the first commercial real estate collateralized debt obligation (“CDO”) in the European marketplace. The Euro CDO issued €263,500 of non-recourse debt at a weighted average spread to Euro Libor of 60 basis points. The €263,500 consists of €251,000 of investment grade debt at a weighted average spread to Euro Libor of 50 basis points and €12,500 of below investment grade debt. The Company retained an additional €12,500 of below investment grade debt and all of the Euro CDO’s preferred shares. This transaction represented the Company's seventh CDO. The previous six CDOs were U.S. dollar denominated.

The Euro CDO includes a five-year revolving feature which allows the Company to finance future asset acquisitions in the European Union, Switzerland and Norway. The Euro CDO provides for the financing of up to €335,000 of assets with a weighted average credit rating of approximately B2/B. At closing, 88% of the assets were identified and were collateralized by commercial real estate located throughout Europe, with 64% of the collateral in Germany and 29% in the United Kingdom. All assets are or will be denominated in Euros or hedged into Euros. The types of assets contributed to the Euro CDO include investment grade and below investment grade commercial mortgage-backed securities as well as subordinated commercial real estate loans.

Six tranches of the Company’s first CDO were upgraded in February 2007. None of the Company’s CDO bonds have ever been downgraded. Past performance, however, is no guarantee of future results.

Equity Issuances:
During the fourth quarter of 2006, the Company issued 187,931 shares of Common Stock under a sales agency agreement and its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were approximately $2,415.

On February 12, 2007, the Company issued $86,250 of Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), including $11,250 of Series D Preferred Stock sold to underwriters pursuant to an over-allotment option. The Series D Preferred Stock will pay an annual dividend of 8.25%.

As a result of these transactions, the Company has additional liquidity, including capacity in its existing debt facilities, to execute its commercial real estate strategies including investments in commercial real estate equity and high yield commercial real estate debt assets.

Richard Shea, President and Chief Operating Officer of the Company, stated, “Our investment capabilities now encompass three diverse sectors of the commercial real estate market: U.S. high yield debt, U.S. equity and European high yield debt. This degree of diversification and investment capacity has greatly enhanced our ability to deploy capital. Early in 2006, the Company issued $100,000 of trust preferred securities, followed by a U.S. CDO of $417,000. In the second half of the year, we issued $75,000 of unsecured debt and concluded the year with a groundbreaking commercial real estate CDO issuing €263,500 of secured debt backed by a European portfolio of high yield commercial real estate debt. The depth of our credit management abilities and global investment focus gave us an advantage in issuing attractively priced capital to fund our investment pipeline.”

Fourth Quarter Financial Summary
•	Income from commercial real estate assets increased $12,309, or 19%, from the quarter ended December 31, 2005 as a result of continued portfolio growth.

•
The Company sold seven CMBS held as collateral for three of its CDOs, resulting in a realized gain of $28,520. The gain from these seasoned CMBS was a result of increased value of the securities due to multiple credit upgrades and spread tightening of approximately 475 basis points.  The net proceeds of the sales will be used to re-invest in higher yielding assets. Investment grade CMBS owned by the Company outside of its CDOs were used to replace this collateral.

•
The Company decided to increase its use of 90-day reverse repurchase agreements as part of its financing strategy. This resulted in a significant reduction of the Company’s 30-day reverse repurchase agreements. As a result, certain interest rate swaps previously hedging 30-day reverse repurchase agreements no longer qualified as hedges for accounting purposes and required a charge of $12,661 for the fourth quarter.

•
Eight CMBS required an impairment charge totaling $2,085, of which $1,562 was attributed to higher prepayment rates on a pool of Small Business Administration commercial mortgages. The updated yields in the fourth quarter 2006 that resulted in impairment charges were not related to an increase in losses but rather accelerated prepayments and changes in the timing of expected credit losses. During the quarter ended December 31, 2006, 55 of the Company’s Controlling Class CMBS experienced a weighted average yield increase of 171 basis points and 20 experienced a weighted average yield decrease of two basis points.

•
The Company’s recourse debt-to-capital ratio decreased to 1.8:1 at December 31, 2006 from 2.0:1 at December 31, 2005. The Company's debt-to-capital ratio increased to 6.5:1 at December 31, 2006 from 5.9:1 at December 31, 2005. The year-over-year increase was primarily attributable to the issuance of trust preferred securities, senior unsecured notes and the Company’s sixth and seventh collateralized debt obligations.

•
Weighted average cost of funds increased to 6.0% at December 31, 2006 from 5.7% at December 31, 2005, which was primarily attributable to the issuance of two CDOs, $100,000 of trust preferred securities and $75,000 of senior unsecured notes.

•	Exposure to a 50 basis point move in short-term interest rates was less than $0.01 per share at December 31, 2006.

Commercial Real Estate Securities
During the fourth quarter of 2006, the Company purchased $113,156 of commercial real estate securities, including $32,483 of non-U.S. dollar denominated securities. Commercial real estate securities purchased consisted of $89,957 of CMBS and $23,199 of investment grade REIT debt. During the fourth quarter of 2006, the Company sold CMBS with an adjusted purchase price of $90,046 and investment grade REIT debt with an adjusted purchase price of $23,339.

Commercial Real Estate Loans
During the fourth quarter of 2006, the Company purchased two U.S dollar denominated commercial real estate loans with a total cost of $27,583 and a principal balance of $27,650 and two Euro denominated commercial real estate loans with a total cost of €25,331 ($33,017) and a principal balance totaling €25,500. During the quarter ended December 31, 2006, the Company received repayments of commercial real estate loans in the aggregate amount of $97,016.

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (and collectively with Carbon I, the “Carbon Capital Funds”). For the three months and year ended December 31, 2006, the Company recorded $2,024 and $11,668, respectively, of income for the Carbon Capital Funds. Carbon II increased its investment in U.S. commercial real estate loans by originating five loans for a total investment of $186,500 during the fourth quarter. Paydowns in Carbon II during the quarter totaled $58,076. As loans are repaid, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and as repayments occur, capital will be returned to investors.

The Company's investments in the Carbon Capital Funds are as follows:

	December 31, 2006	December 31, 2005
Carbon I	$3,144	$18,458
Carbon II	69,259	41,185
	$72,403	$59,643

Commercial Real Estate Credit Risk
At December 31, 2006, all commercial real estate loans owned directly by the Company were performing in line with expectations. As previously reported, investments held by Carbon II include a $24,546 commercial real estate mezzanine loan which defaulted during July 2006. The default was subsequently cured. The underlying property is a hotel located in the South Beach area of Miami, Florida. During 2006, Carbon II established a loan loss reserve for the accrued interest earned in 2006. Based on recent market activity for similar properties, Carbon II believes all accrued interest will be collected and has reduced the loan loss reserve to zero. Included in the Company’s approximately 26% share of Carbon II income for the fourth quarter is $920 related to the reduction of the Carbon II loan loss reserve.

During February 2007, two other loans held by Carbon II defaulted. The aggregate carrying value of the two loans on Carbon II’s consolidated financial statements is $24,000 ($12,000 per loan). The underlying properties for both loans are multi-family assets being converted to condominiums that are located in Florida. Carbon II is negotiating a workout arrangement with the borrower for one loan, whereby the borrower will cure its default and make additional capital contributions to sustain the property while the borrower continues its sales program. Based on credit analysis performed for this property, Carbon II believes a loan loss reserve is not necessary at this time.

For the second loan, the borrower was not able to achieve sufficient condominium sales to complete the condominium conversion. The borrower has indicated it will not contribute additional capital to sustain the rental property until such time as the condominium market recovers. As a result, Carbon II is expected to take title to the property and currently intends to operate it as a rental property while preparing the property for sale. Based on the credit analysis performed for this property, Carbon II has established a loan loss reserve of $5,180 for the loan, of which the Company’s share is $1,361. For the fourth quarter, the net impact to the Company of the changes in Carbon II loan loss reserves was $(441), or approximately $(0.01) per share.

The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired two Controlling Class CMBS transactions during the fourth quarter of 2006 and owns 29 Controlling Class CMBS transactions at December 31, 2006. At December 31, 2006, the principal balance of the loans underlying the Company’s 29 Controlling Class CMBS transactions was $42,398,700. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.39% at December 31, 2006, compared with 0.38% at September 30, 2006.

During the quarter ended December 31, 2006, 55 of the Company’s Controlling Class CMBS with an adjusted purchase price of $367,548 experienced a weighted average yield increase of 171 basis points and 20 of the Company’s Controlling Class CMBS with an adjusted purchase price of $120,454 experienced a weighted average yield decrease of two basis points.

During the three months ended December 31, 2006, two of the Company’s Controlling Class CMBS were upgraded by at least one rating agency. Additionally, at least one rating agency upgraded 22 of the Company’s non-Controlling Class commercial real estate securities during the three months ended December 31, 2006. Three of the Company’s investment grade REIT debt securities were downgraded during the three months ended December 31, 2006.

Commercial Real Estate
The Company invests in commercial real estate equity through BlackRock Diamond. BlackRock Diamond is an open-end fund that applies value-added strategies to a portfolio of commercial real estate properties. At December 31, 2006, the Company had invested an aggregate of $92,603, which represented a 21% interest in BlackRock Diamond. The Company’s remaining capital commitment of $7,397 was called in January 2007.

For the quarter ended December 31, 2006, the Company recorded $3,405 of income, consisting of $29 of current income and $3,376 of unrealized gains on the underlying portfolio assets. For the year ended December 31, 2006, the Company recorded $15,763 of income, consisting of $1,463 of current income and $14,300 of unrealized gains on the underlying portfolio assets. This represents a yield of 19.7% for the year ended December 31, 2006.

At December 31, 2006, BlackRock Diamond’s portfolio consists of 26 assets with a total estimated market value of approximately $680,134. During the fourth quarter, BlackRock Diamond acquired over $235,000 of investment properties comprising four transactions. These acquisitions include an office tower in midtown Manhattan, a mixed-use development project in downtown Chicago, a Class B apartment complex in Los Angeles and a loft-style apartment development project near Washington, D.C. BlackRock Diamond is managed by a subsidiary of Anthracite’s Manager and all financial information utilized herein was reported by BlackRock Diamond.

Summary of Commercial Real Estate Assets
A summary of the Company’s commercial real estate assets with estimated fair values in local currencies at December 31, 2006 is as follows:

	Commercial Mortgage Loan Pools	Commercial Real Estate Securities	Commercial Real Estate Loans	Commercial Real Estate	Total Commercial Real Estate Assets	Total Commercial Real Estate Assets (USD)
USD	$1,271,014	$2,312,503	$310,771	$105,894	$4,000,182	$4,000,182
GBP	-	£27,532	£28,977	-	£56,509	110,681
EURO	-	€80,923	€141,422	-	€222,345	293,408
Canadian Dollars	-	$24,339	-	-	$24,339	20,885
Indian Rupees	-	-	-	Rs169,823	Rs169,823	3,850
Total USD Equivalent	$1,271,014	$2,494,100	$554,148	$109,744	$4,429,006	$4,429,006

The Company has an investment in a commercial real estate development fund located in India. Total capital committed is $11,000, of which $3,850 has been drawn. The entity conducts its operations in the local currency, Indian Rupees.

The Company has foreign currency exposure related to its non-U.S. dollar denominated assets. The Company’s primary currency exposures are to the Euro and British pound. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its foreign investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. Foreign currency gains were $1,164 and $2,161 for the three months and year ended December 31, 2006, respectively.

Book Value
Net book value per share at December 31, 2006 was $10.35. This is an increase of 0.3% from $10.32 at September 30, 2006, and an increase of 7.9% from $9.59 at December 31, 2005. This represents a total return, including dividends paid, of 2.6% and 18.5%, respectively, for the three months and year ended December 31, 2006.

The Company calculates book value per share based on a liquidation value calculation. Below is a calculation of book value per share for the years ended December 31, 2006, 2005, and 2004, as well as the quarter ended September 30, 2006.

	12/31/2006	9/30/2006	12/31/2005
Total Stockholders' Equity	$656,109	$652,166	$598,018
Less:
Series C Preferred Stock Liquidation Value	(57,500)	(57,500)	(57,500)
Common Equity	$598,609	$594,666	$540,518
Shares Outstanding	57,830,964	57,638,033	56,338,540
Book Value Per Share	$10.35	$10.32	$9.59

Debt Covenants
During the first quarter of 2007, the Company amended the debt service coverage ratio covenant on its committed debt facilities. The terms of the calculation were revised and the debt service coverage ratio was reduced from 1.75 to 1.20. The revised calculation better reflects the Company’s ability to service debt on a cash basis. At December 31, 2006, the Company was in compliance with all debt covenants.

Dividend Reinvestment and Stock Purchase Plan
As previously announced, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after September 8, 2006, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan also has been reinstated for all investment periods commencing after October 1, 2006, with a discount of 1%.

During the year ended December 31, 2006, the Company issued 608,747 shares under the Plan at a collective weighted average issuance price of $10.71 per share. The optional cash portion of the Plan allowed participants to invest up to $20,000 per month at a 1% discount. The optional cash portion of the Plan represents 585,076 of the shares that were issued during the year under the Plan. The remaining 23,671 shares issued under the Plan during the year are attributable to the dividend reinvestment portion of the Plan.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

Earnings Conference Call
The Company will host a conference call on Thursday, March 8, 2007 at 9:00 a.m. (ET). The conference call will be available live via telephone. Members of the public who are interested in participating should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. (ET) and reference the Anthracite Teleconference Call (number 1313615). The teleconference call will be available for replay beginning at 1:00 p.m. (ET) on Thursday, March 8, 2007, and ending at midnight on Thursday, March 15, 2007. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 1313615.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.125 trillion in global assets under management at December 31, 2006. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
This Current Report on Form 8-K, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock, Merrill Lynch & Co., Inc. or The PNC Financial Services Group, Inc.; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (12) the ability of BlackRock to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) the ability of BlackRock to successfully integrate the business of Merrill Lynch Investment Managers (MLIM) with its existing business; and (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2005 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this Current Report on Form 8-K.

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(in thousands)

	December 31, 2006		December 31, 2005

ASSETS
Cash and cash equivalents		$66,762		$40,556
Restricted cash equivalents		59,427		1,246
Residential mortgage-backed securities (“RMBS”)		276,343		259,026
Commercial mortgage loan pools	1,271,014		1,292,407
Commercial real estate securities	2,494,100		2,005,383
Commercial real estate loans	554,148		425,453
Commercial real estate	109,744		51,003
Total commercial real estate		4,429,006		3,774,246
Interest rate swap agreements, at fair value		27,795		31,172
Other assets		66,492		58,013
Total Assets		$4,925,825		$4,164,259

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
Secured by pledge of RMBS	$266,731		$249,122
Secured by pledge of commercial real estate securities	575,420		616,661
Secured by pledge of commercial mortgage loan pools	6,395		5,977
Secured by pledge of commercial real estate loans	26,570		229,556
Total short term borrowings		875,116		1,101,316
Long term borrowings:
Collateralized debt obligations	1,812,574		1,066,930
Secured by pledge of commercial mortgage loan pools	1,250,503		1,272,931
Junior subordinated notes to subsidiary trust issuing preferred securities	180,477		77,380
Senior unsecured notes	75,000		-
Total long term borrowings		3,318,554		2,417,241
Total borrowings		4,193,670		3,518,557
Payable for investments purchased		23,796		-
Distributions payable		17,669		16,673
Interest rate swap agreements, at fair value		12,549		8,907
Other liabilities		22,032		22,104
Total Liabilities		4,269,716		3,566,241

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares authorized; 57,830,964 shares issued and outstanding in 2006; and 56,338,540 shares issued and outstanding in 2005		58		56
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
Additional paid-in capital		629,785		612,368
Distributions in excess of earnings		(120,976)		(130,038)
Accumulated other comprehensive income		91,807		60,197
Total Stockholders’ Equity		656,109		598,018
Total Liabilities and Stockholders' Equity		$4,925,825		$4,164,259

Anthracite Capital, Inc. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
Operating Portfolio
Income:
Commercial real estate securities	$45,136	$39,392	168,271	$142,634
Commercial mortgage loan pools	13,174	13,408	52,917	54,025
Commercial real estate loans	14,520	10,827	52,205	35,258
Commercial real estate	3,405	299	15,763	299
RMBS	2,788	2,012	11,858	9,851
Cash and cash equivalents	657	606	2,403	2,077
Total Income	79,680	66,544	303,417	244,144

Expenses:
Interest expense:
Short-term borrowings	16,839	12,206	66,604	40,056
Collateralized debt obligations	23,734	19,271	81,337	69,794
Commercial mortgage loan pools	12,568	12,703	50,440	50,988
Junior subordinated notes	3,343	1,477	12,447	1,543
Senior unsecured notes	1,299	-	1,299	-
General and administrative expense	1,151	1,226	4,533	3,917
Management fee	3,278	2,936	12,617	10,975
Incentive fee	-	159	2,708	159
Incentive fee - stock based	908	-	2,761	-
Total Expenses	63,120	49,978	234,746	177,432
Income from the Operating Portfolio	16,560	16,566	68,671	66,712

Other income:
Net realized and unrealized gain (loss)	16,943	(286)	19,626	(2,097)
Incentive fee attributable to other gains	(3,211)	(4,131)	(3,211)	(4,131)
Net realized gain attributable to CDO HY2	-	16,523	-	16,523
Foreign currency gain (loss)	1,164	123	2,161	(134)
Hedge ineffectiveness	(663)	478	(262)	(1,188)
Loss on impairment of assets	(2,085)	(1,857)	(7,880)	(5,088)
Total other income	12,148	10,850	10,434	3,885
Income from Continuing Operations	28,708	27,416	79,105	70,597

Income from Discontinued Operations	-	-	1,366	-

Net Income	28,708	27,416	80,471	70,597
Dividends on preferred stock	1,348	1,348	5,392	5,392
Net Income available to Common Stockholders	$27,360	$26,068	$75,079	$65,205

Operating Earnings:
Income from the Operating Portfolio	$16,560	$16,566	$68,671	$66,712
Dividends on preferred stock	(1,348)	(1,348)	(5,392)	(5,392)
Net Operating Earnings	$15,212	$15,218	$63,279	$61,320

Net Operating Earnings available to Common Stockholders per share:
Basic	$0.26	$0.27	$1.11	$1.13
Diluted	$0.26	$0.27	$1.10	$1.13

Net Income available to Common Stockholders per share:
Basic	$0.47	$0.47	$1.31	$1.20
Diluted	$0.47	$0.47	$1.31	$1.20

Net Income from continuing operations per share of common stock, after preferred dividends
Basic	$0.47	$0.47	$1.29	$1.20
Diluted	$0.47	$0.47	$1.29	$1.20

Income from discontinued operations per share of common stock
Basic	$-	$-	$0.02	$-
Diluted	$-	$-	$0.02	$-

Weighted average number of shares outstanding:
Basic	57,813,016	55,838,060	57,182,434	54,144,243
Diluted	58,105,352	55,844,461	57,401,664	54,152,820

Dividend declared per share of Common Stock	$0.29	$0.28	$1.15	$1.12

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated March 8, 2007, of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name: James J. Lillis Title: Chief Financial Officer

Dated: March 8, 2007